Exhibit 99.1

CCUR HOLDINGS REPORTS SECOND QUARTER FY19 RESULTS

Company Builds Results from Operations

DULUTH, GA, FEBRUARY 6, 2019 – CCUR Holdings, Inc. (OTCQB: CCUR) today reported results for the second quarter of fiscal 2019 ended December 31, 2018. Revenue for the quarter more than doubled on a sequential basis to $370,000. The revenue was generated in equal amounts of $185,000 from interest income on loans and merchant cash advance income. Other interest income and dividends earned from cash equivalents and investments for the period totaled $936,000.

On a sequential basis, the Company reduced G&A expense by approximately five percent as compared to the first quarter of fiscal 2019 to $792,000. In December 2018, the Company entered into an arrangement with a leading originator of merchant cash advances (MCAs), purchasing $5 million of participation interests in MCAs originated by this company. As a result of this transaction, the Company established a reserve of $495,000 in accordance with industry historical loss experience, which resulted in total operating expense for the second quarter of $1,287,000.

The net loss for the second quarter was $1,530,000 largely due to a non-cash, unrealized loss on equity investments of $1,529,000. Total working capital as of December 31, 2018 was $50.7 million as compared to $55.3 million as of June 30, 2018.

“During the second quarter, we continued prudent revenue development through our Recur Holdings LLC subsidiary and participation interests in MCA syndications,” said Wayne Barr, President and CEO. “These operations capitalize on our team’s collective experience, expertise and relationships and are designed to enhance returns to our stockholders as we continue to search for opportunities to acquire additional businesses and assets at attractive valuations. Our Recur Holdings subsidiary, which conducts our real estate operations, has made mortgage loans with an aggregate carrying value of approximately $6.3 million as of December 31, 2018 earning a weighted average annualized yield of 10.9%. The $5 million of MCA participation interests purchased in December is expected to generate an annual return that exceeds the mortgage lending returns. Due to the structure of the MCA participations, we already realized revenue from this transaction during the second quarter and are well positioned to build revenue from this activity during the fiscal third quarter.

The Company also announced that it is continuing to work towards finalizing the acquisition contemplated by the non-binding letter of intent announced in October 2018 with LuxeMark Capital, LLC, a company that provides services and leverage to select funding companies involved in MCA financings. “While we continue to work towards completing the agreement with LuxeMark, they were a resource to us in the $5 million MCA transaction we executed in December,” said Mr. Barr. “Should we complete the LuxeMark transaction, we believe the Company will generate additional attractive returns by virtue of our 80% ownership interest in this expanding business,” concluded Mr. Barr.

The Company also reported that on January 2, 2019 it received the full $1,450,000 previously held in escrow as part of the sale of the Company’s Content Delivery business to Vecima.

Stock Repurchase Plan Update

During the quarter, the Company repurchased a total of 133,415 shares of common stock for a total of $496,000 under its previously-announced stock repurchase plan.

About CCUR Holdings, Inc.

CCUR Holdings, Inc. is actively pursuing business opportunities to maximize value of its assets through evaluation of additional operating businesses or assets for acquisition and continued development of its current real estate operations through its subsidiary Recur Holdings LLC. More information on the Company is available at www.ccurholdings.com.

Forward Looking Statements

Certain statements made or incorporated by reference herein may constitute “forward-looking statements” within the meaning of federal securities laws. When used or incorporated by reference in this report, the words “believes,” “expects,” “estimates,” “anticipates,” and similar expressions, are intended to identify forward-looking statements. Statements regarding future events and developments such as future financial performance or returns, as well as expectations, beliefs, plans, estimates or projections relating to the future and current assessments of business opportunities, are forward-looking statements within the meaning of these laws. These statements are based on beliefs and assumptions of CCUR’s management, which are based on currently available information. Except for the historical information contained herein, the matters discussed in this communication may contain forward-looking statements that involve risks and uncertainties that may cause CCUR’s actual results to be materially different from such forward-looking statements and could materially adversely affect its business, financial condition, operating results and cash flows. These risks and uncertainties include, but are not limited to, CCUR’s ability to successfully negotiate, perform due diligence and consummate proposed acquisitions, expected cash and liquidity positions, expected financial performance and revenue streams, market fluctuations in or material financial or regulatory changes impacting the MCA industry and general business conditions, as well other risks listed in the Company’s Form 10-K filed September 7, 2018 with the Securities and Exchange Commission and risks and uncertainties not presently known to CCUR or that CCUR currently deems immaterial. CCUR wishes to caution you that you should not place undue reliance on such forward-looking statements, which speak only as of the date on which they were made. CCUR does not undertake any obligation to update forward-looking statements, whether as a result of future events, new information or otherwise, except as required by law.

Investor Relations:

Doug Sherk

(415) 652-9100

doug@mdcgs.com

(Tables to Follow)

CCUR Holdings, Inc.

 Consolidated Balance Sheets (Unaudited)

(Amounts in thousands, except share and per share data)

	December 31, 2018	June 30, 2018
ASSETS
Current assets:
Cash and cash equivalents	$20,938	$32,992
Equity securities, fair value	5,736	6,629
Fixed maturity securities, available-for-sale, fair value	12,539	13,381
Current maturities of mortgage loans receivable	2,110	700
Current maturity of commercial loan receivable	721	-
Receivable from sale of Content Delivery business held in escrow	1,450	1,450
Advances receivable, net	6,485	-
Prepaid expenses and other current assets	1,564	1,419
Total current assets	51,543	56,571

Property and equipment, net	6	1
Deferred income taxes, net	487	975
Deposit on mortgage loan receivable held in escrow	-	1,400
Mortgage loans receivable, net of current maturities	4,083	2,305
Other long-term assets, net	99	54
Total assets	$56,218	$61,306

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$853	$1,289
Total current liabilities	853	1,289

Long-term liabilities:
Pension liability	3,718	3,766
Other long-term liabilities	236	185
Total liabilities	4,807	5,240

Stockholders' equity:
Shares of common stock, par value $0.01; 14,000,000 authorized; 8,968,154 and 9,117,077 issued and outstanding at December 31 and June 30, 2018, respectively	90	91
Capital in excess of par value	209,544	210,083
Accumulated deficit	(153,010)	(151,795)
Accumulated other comprehensive loss	(5,213)	(2,313)
Total stockholders' equity	51,411	56,066
Total liabilities and stockholders' equity	$56,218	$61,306

CCUR Holdings, Inc.

 Consolidated Statements of Operations (Unaudited)

(Amounts in thousands, except share and per share data)

	Three Months Ended December 31,		Six Months Ended December 31,
	2018	2017	2018	2017
Revenues:
Interest income on loans	$185	$-	$316	$-
Merchant cash advance income	185	-	220	-
Total revenues	370	-	536	-
Operating expenses:
General and administrative	792	3,859	1,627	5,324
Provision for credit losses	495	-	495	-
Total operating expenses	1,287	3,859	2,122	5,324
Operating loss	(917)	(3,859)	(1,586)	(5,324)

Other interest income	890	76	1,735	146
Dividend income	46	-	110	-
Net realized gain on investments	-	-	201	-
Unrealized loss on equity securities, net	(1,529)	-	(1,986)	-
Other (expense) income, net	(20)	19	(5)	42
Loss from continuing operations before income taxes	(1,530)	(3,764)	(1,531)	(5,136)

(Benefit) provision for income taxes	-	(924)	2	(918)

Loss from continuing operations	(1,530)	(2,840)	(1,533)	(4,218)

Income from discontinued operations, net of income taxes	-	22,728	-	23,096

Net (loss) income	$(1,530)	$19,888	$(1,533)	$18,878

Basic and diluted (loss) earnings per share:
Continuing operations	$(0.17)	$(0.30)	$(0.17)	$(0.45)
Discontinued operations	-	2.41	-	2.45
Net (loss) income	$(0.17)	$2.11	$(0.17)	$2.00

Weighted average shares outstanding - basic and diluted	9,034,368	9,436,845	9,069,947	9,414,521

Cash dividends declared per common share	$-	$0.12	$-	$0.24

CCUR Holdings, Inc.

 Consolidated Statements of Operations (Unaudited)

(Amounts in thousands, except share and per share data)

	Three Months Ended
	December 31, 2018	September 30, 2018
Revenues:
Interest income on loans	$185	$131
Merchant cash advance income	185	35
Total revenues	370	166
Operating expenses:
General and administrative	792	835
Provision for credit losses	495	-
Total operating expenses	1,287	835
Operating loss	(917)	(669)

Other interest income	890	845
Dividend income	46	64
Net realized gain on investments	-	201
Unrealized loss on equity securities, net	(1,529)	(457)
Other (expense) income, net	(20)	15
Loss from continuing operations before income taxes	(1,530)	(1)

(Benefit) provision for income taxes	-	2

Net (loss) income	$(1,530)	$(3)

Basic and diluted (loss) earnings per share:	$(0.17)	$(0.00)

Weighted average shares outstanding - basic and diluted	9,034,368	9,105,527